UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 13, 2012 (Date of earliest event reported)

Gas Natural Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-34585	27-3003768
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 First Avenue South, Great Falls, Montana		59401
(Address of principal executive offices)		(Zip Code)

(800) 570-5688

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Gas Natural Inc. (the “Company”) held its annual meeting of shareholders on December 13, 2012 at Lake Erie College in Painesville, Ohio. The matters voted on and the results of the vote are as follows:

Proposal 1

The following persons were elected to the Company’s board of directors to hold office until the 2013 annual meeting of shareholders or until their respective successors are elected and qualified:

	Number of Votes

	For	Withheld	Broker Non-Votes
W.E. ‘Gene’ Argo	3,854,389	500,936	3,518,436
Wade F. Brooksby	3,878,599	476,726	3,518,436
Nicholas U. Fedeli	3,878,371	476,954	3,518,436
John R. ‘Jack’ Male	3,877,331	477,994	3,518,436
Gregory J. Osborne	3,836,406	518,919	3,518,436
Richard M. Osborne	3,835,960	519,365	3,518,436
Thomas J. Smith	3,862,067	493,259	3,518,436
Michael T. Victor	3,879,331	475,994	3,518,436

Proposal 2

The ratification of the appointment of ParenteBeard LLC as the Company’s independent auditor for the fiscal year ending December 31, 2012 received the following vote:

Number of Votes

For	Against	Abstain
7,579,544	157,856	136,362

Proposal 3

The approval of the 2012 Incentive and Equity Award Plan received the following vote:

Number of Votes

For	Against	Abstain
3,398,303	634,977	322,044

Proposal 4

The approval of the 2012 Non-Employee Director Stock Award Plan received the following vote:

Number of Votes

For	Against	Abstain
3,387,092	647,998	320,235

Proposal 7

The approval of the adjournment or postponement of the annual meeting to solicit additional votes:

Number of Votes

For	Against	Abstain
6,614,087	1,104,827	154,847

Proposals five and six to approve the acquisition of substantially all of the assets of John D. Oil and Gas Marketing Company, LLC (“John D. Marketing”) and to issue shares of common stock as consideration for the acquisition of John D. Marketing were not voted upon. The Company had not obtained a sufficient amount of votes to approve this matter and therefore adjourned the annual meeting until December 28, 2012 in order to solicit additional votes. The meeting will reconvene December 28, 2012 at 3:00 P.M. at the Company’s offices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gas Natural Inc.

By:	/s/ Thomas J. Smith
Name:	Thomas J. Smith
Title:	Chief Financial Officer

Dated December 17, 2012

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